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                                                                  EXHIBIT 12.10


SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY INCOME FUND LTD., LP
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                9 Months        9 Months
                                                                                                  Ended           Ended
                                        Year End.  Year End.  Year End.  Year End.  Year End.  September 30,   September 30,
                                          1995       1996       1997       1998       1999        1999             2000
                                        ------------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                    $188       $175       $193       $233       $422         $249            $376

Fixed Charges:
  Interest expense                         135        122        117        106         93           69              81
  Interest factor of rental expense         --         --         --         --         --           --              --
                                          ------------------------------------------------------------------------------
             Total fixed charges           135        122        117        106         93           69              81
                                          ------------------------------------------------------------------------------
             Total earnings                323        297        310        339        515          318             457

             Total fixed charges           135        122        117        106         93           69              81
                                          ------------------------------------------------------------------------------
Ratio of earnings to fixed charges        2.39       2.43       2.65       3.20       5.54         4.61            5.64
                                          ------------------------------------------------------------------------------
  Deficiency to cover fixed charges         --         --         --         --         --           --              --
                                          ------------------------------------------------------------------------------